Exhibit 13 under Form N1-A
                                              Exhibit 99 under Item 601/Reg. S-K


                              FIDUCIARY CORP. III

                          Federated Investors Building
                               421 Seventh Avenue
                        Pittsburgh, Pennsylvania  15219
                                 (412) 288-1900


                                January 29, 1982


Federated Stock Trust
Federated Investors Building
421 Seventh Avenue
Pittsburgh, PA  15219

Dear Sirs:

     The initial $100,000 investment by Fiduciary Corp. III in Federated Stock Trust will not be redeemed while any organizational expenses remain unamortized unless the proceeds of any redemption of that initial investment is reduced by its pro rata portion of any unamortized organizational expenses. These shares are purchased for investment purposes, and Fiduciary Corp. III has no present intention of selling or publicly distributing these shares.


                                   Very truly yours,

                                   /s/ David A. Dilger

                                   David A. Dilger
                                   Vice President and Secretary